                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Core, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                   CORE, INC.
                      18881 VON KARMAN AVENUE, SUITE 1750
                            IRVINE, CALIFORNIA 92612

                          ---------------------------

                   NOTICE OF A SPECIAL MEETING IN LIEU OF THE
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 30, 1998

                          ---------------------------

    A Special Meeting in lieu of the Annual Meeting of Stockholders of CORE, INC. (the "Company") will be held at the Hyatt Regency, 17900 Jamboree Boulevard, Irvine, California on Thursday, July 30, 1998 at 10:00 A.M., local time, for the following purposes:

    1. To elect two Class I Directors to the Board of Directors of the Company to serve for a three year term until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified;

    2.  To approve the adoption of the Company's 1997 Stock Option Plan; and

    3.  To transact such other business as may properly come before the meeting.

    The stock transfer books will not be closed but only stockholders of record at the close of business on June 11, 1998 will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          William E. Nixon,
                                          CLERK

July 1, 1998

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                      [LOGO]

                                   CORE, INC.
                      18881 VON KARMAN AVENUE, SUITE 1750
                            IRVINE, CALIFORNIA 92612

                              -------------------

                                PROXY STATEMENT
                              -------------------

                         PROXY SOLICITATION AND EXPENSE

    The accompanying proxy is solicited by the Board of Directors of CORE, INC. ("CORE" or the "Company"), for use at a Special Meeting in lieu of the Annual Meeting of Stockholders to be held on Thursday, July 30, 1998, at 10:00 A.M., local time, at the Hyatt Regency, 17900 Jamboree Boulevard, Irvine, California. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to exercise thereof by notice in writing received by the Clerk of the Company, by executing a later dated proxy, or by attending the meeting and voting in person. It is expected that proxy solicitation materials will be mailed to stockholders on or about July 1, 1998.

    The expense of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, some solicitations may be made by employees or agents of the Company by mail, telephone or personal interview.

                         OUTSTANDING VOTING SECURITIES

    On June 11, 1998, there were 7,332,016 shares of Common Stock, par value $0.10 per share, of the Company ("Common Stock") outstanding, each of which is entitled to one vote. Only holders of record at the close of business on June 11, 1998 (the "Record Date") will be entitled to vote at the meeting.

    The presence, either in person or by proxy, of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting.

    Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                        1. ELECTION OF CLASS I DIRECTORS

    The Board of Directors has nominated the persons listed below, both of whom are Class I Directors, to serve as Class I Directors for a three year term until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified. Shares represented by the enclosed proxy will, unless otherwise directed, be voted to elect the Board of Director nominees. In the event of a vacancy in the list of nominees, the holders of the enclosed proxy will vote for the election of a nominee acceptable to a majority of the members of the Board of Directors. Management is not aware of any nominee who will be unable or unwilling to stand for election or serve if elected.

                                                                                       DIRECTOR
NAME                                                                         AGE         SINCE
------------------------------------------------------------------------  ---------  -------------
Leslie Alexandre, Dr. P.H...............................................         40      1995
Stephen C. Caulfield....................................................         57      1994

    Assuming a quorum is present, the two persons receiving the two highest totals of votes cast in favor of his or her election will be elected as Class I Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information with respect to the directors and executive officers of the Company.

NAME                                                 AGE                             POSITION
------------------------------------------------     ---     ---------------------------------------------------------
George C. Carpenter IV..........................         40  Chairman of the Board of Directors and Chief Executive
                                                              Officer
Craig C. Horton.................................         43  Director, President and Chief Operating Officer
William E. Nixon................................         37  Executive Vice President, Chief Financial Officer,
                                                              Treasurer and Clerk
Nancy S. Moore..................................         49  Senior Vice President, Operations
Michael E. Darkoch..............................         54  Senior Vice President, Client Development
R. Gary Dolenga.................................         53  Managing Director, SSDC Corp.
Ophelia Galindo.................................         40  Corporate Vice President, Product Management and
                                                              Technical Development
Leslie Alexandre, Dr. P.H.(1)(2)................         40  Director
Stephen C. Caulfield(1)(2)......................         57  Director
Richard H. Egdahl, M.D., Ph.D.(1)(2)............         71  Director
John Pappajohn..................................         69  Director

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    The Company's Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The term of the Class I Directors (presently Dr. Alexandre and Mr. Caulfield) expires in 1998; the term of the Class II Directors (presently Dr. Egdahl and Mr. Pappajohn) expires in 1999; and the term of the Class III Directors (presently Mr. Carpenter and Mr. Horton) expires in the year 2000. At each annual meeting of stockholders, directors are elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

    Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

    George C. Carpenter IV was re-elected a Class III Director at the June 1997 Annual Stockholders Meeting, and was elected the Chairman of the Board of Directors and Chief Executive Officer of the Company effective with the Company's March 24, 1995 merger involving Core Management, Inc. (the

"CMI/PRA Merger"). Mr. Carpenter served as the Chief Executive Officer and a Director of Core Management, Inc., a Delaware corporation ("CMI") and now wholly-owned subsidiary of the Company, since its formation in 1990. In addition, Mr. Carpenter served as the Chairman, Chief Executive Officer, Secretary and a Director of Core Management, Inc., a California corporation and wholly-owned subsidiary of CMI ("CMI-California"), from its formation in 1990. As a result of the reorganization of CMI-California and Integrated Behavioral Health ("IBH"), a California corporation and wholly-owned subsidiary of CMI in March 1993, Mr. Carpenter was appointed as a Director of IBH. From 1988 to 1990, Mr. Carpenter served as a Vice President, Operations of The Health Data Institute, Inc., a provider of utilization review, case management and analytic services and a developer of related software, a subsidiary of Baxter International, Inc.

    Craig C. Horton was re-elected a Class III Director at the June 1997 Annual Stockholders Meeting and was elected the President and Chief Operating Officer of the Company on March 30, 1995. Mr. Horton served as the President and a Director of CMI and CMI-California from their respective formations in 1990, and also served as the acting Chief Financial Officer of CMI from 1994 to 1995. In December 1994, Mr. Horton was named as a Director and Chief Executive Officer of IBH. From 1988 to 1990, Mr. Horton was Vice President, Operations of The Health Data Institute, Inc., a subsidiary of Baxter International, Inc.

    William E. Nixon is the Executive Vice President, Chief Financial Officer, Treasurer and Clerk of the Company. Mr. Nixon joined the Company in December 1988 as Controller. In June 1989, Mr. Nixon became Assistant Treasurer; in September 1990, he was elected Vice President, Finance and Administration; in September 1991, he assumed his position as Treasurer. In December 1993, Mr. Nixon was elected Chief Financial Officer of the Company. In December 1994, Mr. Nixon was elected Executive Vice President and in March 1995, he was elected Clerk. Prior to his employment with the Company, from 1985 to 1988, Mr. Nixon served as a Senior Accountant at Gray, Gray and Gray, a public accounting firm.

    Nancy S. Moore was elected Senior Vice President, Operations in September 1997. Previously, Ms. Moore had served as Vice President, Eastern Operations of the Company since the March 24, 1995 CMI/PRA Merger. Ms. Moore joined the Company in July 1990 as Manager, Case Management. In November 1992 she became Director, Operations and was promoted to Vice President, Operations in May 1994. Prior to her employment with the Company, Ms. Moore served as Administrator, Behavioral Health Utilization Review Department of Blue Cross and Blue Shield of Massachusetts and Director of Nursing Services of Charles River Hospital, Community Care Systems, Inc.

    Michael E. Darkoch joined the Company in September 1997 and was elected Senior Vice President, Client Development in December 1997. Mr. Darkoch came to CORE from Caremark International, where from 1974 to 1997 he held several senior management positions, including Vice President of Corporate Account Management and Vice President of Business Development. His background includes account management process design and sales development. Mr. Darkoch has over 23 years of experience in the health care industry.

    R. Gary Dolenga is the Managing Director of the Company's subsidiary, SSDC Corp. Mr. Dolenga joined the Company in June 1997 upon CORE's acquisition of certain assets of Social Security Disability Consultants and Disability Services, Inc. (collectively, "SSDC"). Mr. Dolenga founded SSDC in 1979. For the 18 years prior to the acquisition of SSDC by CORE, Mr. Dolenga served as the Managing Director and President of SSDC where he was responsible for the administration, professional service and sales of the social security disability benefits advocacy and Medicare coordination of benefit components of SSDC.

    Ophelia Galindo was elected the Corporate Vice President, Product Management and Technical Development of the Company on March 30, 1995. Formerly, Ms. Galindo was employed by CMI, beginning in February 1986 as a senior consultant; in June 1994 Ms. Galindo was promoted by CMI to be its Vice President, Disability Analysis.

    Leslie Alexandre, Dr.P.H. was appointed a Class I Director in March 1995, effective with the CMI/ PRA Merger, and was elected a Class I Director by the Company's stockholders in July 1995. Formerly, Dr. Alexandre served as a Director of CMI from 1993 to 1995. Dr. Alexandre is Vice President, Corporate Affairs and Marketing for Oncormed, Inc., a genomics services company, where she has been employed since February 1995. From 1992 to 1995, Dr. Alexandre was employed as Government Affairs Representative, Health Policy for EDS, Inc., an information technology company. Prior to joining EDS in 1992, Dr. Alexandre was Senior Health Legislative Assistant for United States Senator David Durenberger. From January 1990 until the death of U.S. Senator John Heinz in April 1991, she served as Professional Staff on the Senate Special Committee on Aging. Prior to 1990, Dr. Alexandre was an independent health care consultant.

    Stephen C. Caulfield was appointed a Class I Director by the Board effective December 1994, and was elected a Class I Director by the Company's stockholders in July 1995. Since February 1997, Mr. Caulfield has been the Chairman of The Chickering Group, a student health insurance company. Prior to this position, Mr. Caulfield was a Worldwide Partner of William M. Mercer, Incorporated, a management consulting firm, where he had specialized in health care issues since 1987. Mr. Caulfield has more than 30 years of experience in the health care field, having previously been employed as a faculty member and Assistant Dean of the Albert Einstein College of Medicine in New York, as the Director of Health Affairs and Regional Operations for the United Mine Workers Multi-Employer Trust, and as the President and Chief Executive Officer of Government Research Corporation, a consulting firm previously located in Washington, D.C. (subsequently acquired by Hill and Knowlton).

    Richard H. Egdahl, M.D., Ph.D. has been a Director since 1985, and was re-elected a Class II Director by the Company's stockholders in 1996. Dr. Egdahl is the Alexander Graham Bell Professor of Health Care Entrepreneurship at Boston University. He was Director of the Boston University Medical Center and academic vice president for health affairs at Boston University from 1973 to July 1996. A surgeon by training, Dr. Egdahl is professor of surgery at Boston University School of Medicine (chairman 1964-73), in addition to professor of public health in the Boston University School of Public Health and professor of management in the Boston University School of Management. He is a University Professor at Boston University and established the Boston University Health Policy Institute in 1975 and is its Director. Dr. Egdahl is a Trustee of the Pioneer Group of Mutual Funds, a Director of WellSpace (a private company offering non-traditional health care), Trustee of Boston Medical Center and a member of the Institute of Medicine of the National Academy of Sciences.

    John Pappajohn was appointed a Class II Director in March 1995 effective with the CMI/PRA Merger and was re-elected a Class II Director by the Company's stockholders in 1996. Formerly, Mr. Pappajohn was a Director of CMI from its formation in 1990 to 1995; Mr. Pappajohn served on the Board of Directors of Integrated Behavioral Health, a California corporation ("IBH"), from 1991 to the time of its acquisition by CMI in 1993. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and President of Equity Dynamics, Inc., a financial consulting firm in Des Moines, Iowa. Mr. Pappajohn serves as a Director of the following public companies: American Physician Partners, Inc., The Care Group, Inc., HealthDesk Corporation, Oncormed, Inc., PACE Health Management Systems, Inc. and Patient InfoSystems, Inc. Mr. Pappajohn has advised the Company that he intends to resign as a Director on or about July 30, 1998. Mr. Pappajohn has stated that he will be available to act as a consultant to the Company following his resignation.

    During 1997, there were six meetings of the Board of Directors of the Company. In 1997, each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings held by all committees of the Board on which such director served.

    The Board of Directors of the Company has standing Audit and Compensation Committees.

    Effective June 2, 1998, the members of the Audit Committee are Leslie Alexandre, Stephen C. Caulfield and Richard H. Egdahl. During 1997 and through June 2, 1998, Richard Egdahl and John

Pappajohn were the members of the Audit Committee. The Audit Committee met once in 1997. The duties of the Audit Committee include recommending the independent auditors to be selected; reviewing and making a determination as to the independence of the auditors; reviewing and approving any significant change in the scope of audit work; reviewing the conduct and results of the audit by the independent auditors; reviewing actions taken by or proposed by management as a result of recommendations made by the independent auditors; and reviewing any memorandum prepared by the independent auditors and referring any such memorandum to the Board of Directors with the Committee's recommendations, if any, as to the appropriate action to be taken.

    Effective June 2, 1998, the members of the Compensation Committee are Leslie Alexandre, Stephen C. Caulfield and Richard H. Egdahl. During 1997 and through June 2, 1998, Leslie Alexandre, Stephen C. Caulfield and John Pappajohn were the members of the Compensation Committee. The Compensation Committee met three times in 1997. The duties of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to outstanding or proposed employment agreements or arrangements, to review and make recommendations to the Board of Directors with respect to any proposed payment or grant by the Company for salaries, bonuses, incentive payments, stock options, or any other remuneration to any officer or director of the Company. The Compensation Committee also serves as the administrator of the Company's 1991 and 1997 Stock Option Plans under which grants of stock options are made to employees and others.

EXECUTIVE COMPENSATION

    The following table sets forth information for 1997, 1996 and 1995 concerning the compensation paid or accrued by the Company and its subsidiaries to the chief executive officer and certain other executive officers whose aggregate salary and bonus exceeded $100,000 in the most recent fiscal year (the "Named Executive Officers"). Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, for services rendered during the fiscal years indicated.

                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                          ANNUAL COMPENSATION                  -------------
                                          ---------------------------------------------------   SECURITIES
                                                                               OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
----------------------------------------  ---------  ---------  -----------  ----------------  -------------  ----------------
George C. Carpenter IV..................       1997    179,146                                       50,000(1)
  Chairman of the Board Directors              1996    166,645      10,000                           50,000
  and Chief Executive Officer                  1995(2)   146,249                                     95,000

Craig C. Horton.........................       1997    169,127                                       50,000(1)
  Director, President and Chief                1996    158,196      10,000                           50,000
  Operating Officer                            1995(2)   136,342                                     95,000

William E. Nixon........................       1997    143,127                                       25,000(1)
  Executive Vice President,                    1996    143,233                       71,796(3)       24,000
  Chief Financial Officer,                     1995    127,000                                       56,750
  and Treasurer

Nancy S. Moore..........................       1997    110,468                                       29,500(1)
  Senior Vice President,                       1996     98,987                                       12,000
  Operations                                   1995     84,461                                       12,000

R. Gary Dolenga(4)......................       1997     73,018                                      160,000
  Managing Director, SSDC Corp.

Fredric L. Sattler(5)...................       1997    148,946                                             (1)
  Vice President, Corporate                    1996    146,100                                                        45,000(6)
  Development                                  1995                                                  75,000

------------------------

(1) Does not include previously granted options that were repriced in March 1997. See "Report on Repricing of Options," below.

(2) Prior to the March 1995 merger involving the Company and Core Management, Inc. (the "CMI/PRA Merger"), Mr. Carpenter and Mr. Horton were officers and employees of Core Management, Inc. The compensation amounts for Mr. Carpenter and Mr. Horton in this table for periods prior to the CMI/PRA Merger were paid by Core Management, Inc.

(3) Represents relocation expenses incurred as well as additional amounts paid to Mr. Nixon to reimburse him for income taxes payable by him with respect to such relocation costs.

(4) Mr. Dolenga, the founder of SSDC, joined the Company in June 1997 upon CORE's acquisition of certain assets of SSDC. See "Certain Transactions," below.

(5) Mr. Sattler joined the Company as an executive officer in January 1996 pursuant to employment arrangements agreed to in December 1995. In September 1997, Mr. Sattler resigned from his position as Executive Vice President and is currently serving the Company as Vice President, Partnership Development.

(6) Represents a one-time bonus agreed to by the Company in December 1995 in conjunction with the hiring of Mr. Sattler.

    The following two stock option tables summarize option grants and exercises during 1997 for the Named Executive Officers, and the values of options granted during 1997 and held by such persons at December 31, 1997.

OPTION GRANTS IN 1997

                                                        INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                   -----------------------------------------------------------    VALUE AT ASSUMED
                                                         % OF TOTAL                                 ANNUAL RATES
                                        NUMBER OF          OPTIONS                                 OF STOCK PRICE
                                       SECURITIES        GRANTED TO                                 APPRECIATION
                                       UNDERLYING       EMPLOYEES IN   EXERCISE                  FOR OPTION TERM(2)
                                         OPTIONS           FISCAL        PRICE     EXPIRATION   --------------------
NAME                                   GRANTED(#)          YEAR(1)      ($/SH)        DATE        5%($)     10%($)
---------------------------------  -------------------  -------------  ---------  ------------  ---------  ---------
George C. Carpenter IV...........         50,000               4.13%   $  10.125     9/22/2002    139,868    309,071
                                          50,000(3)            4.13%   $   6.250     3/29/2001     86,338    190,784
Craig C. Horton..................         50,000               4.13%   $  10.125     9/22/2002    139,868    309,071
                                          50,000(3)            4.13%   $   6.250     3/29/2001     86,338    190,784
William E. Nixon.................         25,000               2.07%   $  10.125     9/22/2002     69,934    154,535
                                          24,000(3)            1.98%   $   6.250     3/29/2001     41,442     91,577
Nancy S. Moore...................         19,500               1.61%   $   8.625     6/24/2002     46,467    102,680
                                          10,000                .83%   $   9.250     9/10/2002     25,556     56,472
                                          12,000(3)             .99%   $   6.250     3/29/2001     20,721     45,788
R. Gary Dolenga..................        160,000              13.24%   $   8.250     6/14/2002    364,692    805,873
Fredric L. Sattler...............         75,000(3)            6.20%   $   6.250     12/8/2000    129,507    286,177

------------------------

(1) During 1997 the Company granted a total of 795,126 options to its employees and consultants and repriced a total of 414,217 options held by its employees and consultants.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock to date.

(3) Represents previously granted options that were repriced in March 1997. See "Report on Repricing of Options," below.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

    The following table presents information regarding options exercised in 1997 and the value of options outstanding at December 31, 1997 for each of the Named Executive Officers:

                                                                                              VALUE OF UNEXERCISED
                                                                      NUMBER OF SECURITIES    IN-THE-MONEY OPTIONS
                                                                     UNDERLYING UNEXERCISED            AT
                                                                     OPTIONS AT YEAR END(#)      YEAR-END($)(1)
                                      SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                                  ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE           UNEXERCISABLE
-----------------------------------  -----------------  -----------  ----------------------  ----------------------
George C. Carpenter IV.............              0          N/A            87,000/108,000     $   617,875/$557,750
Craig C. Horton....................              0          N/A            87,000/108,000     $   617,875/$557,750
William E. Nixon...................          4,000       $  24,500          53,700/48,050     $   399,199/$229,616
Nancy S. Moore.....................              0          N/A             21,900/36,600     $   140,928/$158,592
R. Gary Dolenga....................              0          N/A                 0/160,000     $         0/$560,000
Fredric L. Sattler.................              0          N/A             45,000/30,000     $   247,500/$165,000

------------------------

(1) Based upon the closing price of $11.75 per share for the Company's Common Stock as quoted by the Nasdaq National Market on December 31, 1997.

REPORT ON REPRICING OF OPTIONS

    The following table presents information concerning the repricing of options held by any executive officer during the last ten completed fiscal years:

                           TEN-YEAR OPTION REPRICINGS

                                                                                EXERCISE
                                                               MARKET PRICE       PRICE                    LENGTH OF ORIGINAL
                                                   NUMBER OF    OF STOCK AT    OF STOCK AT       NEW           OPTION TERM
                                      REPRICING     OPTIONS       TIME OF        TIME OF      EXERCISE      REMAINING AT DATE
NAME                                    DATE      REPRICED(#)  REPRICING($)   REPRICING($)    PRICE($)        OF REPRICING
-----------------------------------  -----------  -----------  -------------  -------------  -----------  ---------------------
George C. Carpenter IV.............     3/27/97       50,000     $    6.25      $   12.25     $    6.25   4 years
Craig C. Horton....................     3/27/97       50,000          6.25          12.25          6.25   4 years
William E. Nixon...................     3/27/97       24,000          6.25          12.25          6.25   4 years
                                        5/25/95        1,000          2.94          15.24          2.94   2 years, 10 months
                                        5/25/95        5,750          2.94           7.34          2.94   4 years
Nancy S. Moore.....................     3/27/97       12,000          6.25          12.25          6.25   4 years
Ophelia Galindo....................     3/27/97       12,000          6.25          12.25          6.25   4 years
Fredric L. Sattler.................     3/27/97       75,000          6.25           9.63          6.25   4 years

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee has provided the following report:

    The Compensation Committee of CORE, INC. (the "Committee") is responsible for implementing the Company's philosophy of structuring all executive compensation packages to enable the Company to attract and retain qualified executives and to motivate such individuals to maximize their efforts on behalf of the Company. The Committee reviews and establishes the compensation of the Company's executive officers. The Committee also serves as administrator of the Company's 1991 and 1997 Stock Option Plans, under which grants of stock options have been made to executive officers and others.

    The Committee establishes compensation packages for the Company's executive officers by following a policy of basing each executive's compensation upon such executive's individual performance and contribution to the development and financial success of the Company. In addition, when determining the baseline for executives' compensation packages, the Committee considers the compensation packages provided by companies within its industry which are of comparable size to the Company and by companies outside the industry with which the Company competes for executive talent.

    In order to have a portion of each executive officer's compensation contingent upon the Company's performance, executive officers' compensation packages include grants of stock options to purchase shares of the Company's common stock. Stock option grants are designed to align the interest of each executive officer with the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. In March 1997, in order to continue to meet the underlying purposes of granting such options, the Committee adopted a policy pursuant to which it will from time to time review outstanding stock options to consider whether adjustments thereto are appropriate. Consistent with such policy, in March 1997 the Committee approved the repricing of 586,189 stock options of all employees (including 223,000 held by executive officers) and others outstanding from their respective original exercise prices to $6.25 per share, the then fair market value of the Company's Common Stock as quoted on the Nasdaq National Market System.

    When issued, stock option grants to executive officers have exercise prices equal to the fair market value at grant and vest in installments over a period of years, conditional upon the executive officer's continued service with the Company. Therefore, the stock options will provide a value to the executive officer only if the executive officer remains in service with the Company during the vesting period.

    The Compensation Committee may also consider awarding performance-based cash bonuses to executive officers, from time to time. No cash bonuses were awarded to executive officers in 1997.

    In establishing salaries for 1997 for the Company's executive officers, the Compensation Committee considered the following factors: experience, personal performance, development and implementation of short term and long term planning objectives, the salary levels for similar positions within the industry in which the Company competes and in other industries, and company-wide salary compatibility. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate.

    To provide long term incentive compensation to the Company's executive officers, in 1997 several executive officers were granted stock options which vest over five years. The factors in granting these stock options included the following: the officer's position with the Company, the officer's salary, the size of comparable awards made to individuals in similar positions within the industry, the officer's increased responsibility as a result of the growth of the Company's operations and the officer's personal performance in recent periods. A total of 384,000 stock options were granted to the Company's executive officers in 1997.

    In applying the above factors in establishing the compensation for 1997 for George C. Carpenter IV, the Company's Chief Executive Officer, the Compensation Committee sought to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent, and to make a significant percentage of Mr. Carpenter's total compensation contingent upon the Company's performance.

    The Committee reviewed and approved Mr. Carpenter's compensation package during 1997. After considering the compensation factors outlined above, pursuant to which Mr. Carpenter's compensation package, like those of all other executive officers, is determined, the Committee believes that Mr. Carpenter's compensation for 1997 was reasonable. The Committee believes that Mr. Carpenter's annual base salary of $175,000 and grant of options to purchase 50,000 shares of Common Stock of the Company which equally vest over five years and had an exercise price of $10.125 per share (which was equal to the market price on the date of grant) were consistent with the Committee's goal of making a significant percentage of Mr. Carpenter's total compensation contingent upon the Company's performance and Mr. Carpenter's continuing services to the Company.

                                          The Compensation Committee of CORE,
                                          INC.

                                               Leslie Alexandre

                                               Stephen C. Caulfield

                                               Richard H. Egdahl

COMPENSATION OF NON-EMPLOYEE DIRECTORS

    Pursuant to a formula adopted in 1995, each non-employee director was granted options in 1995 for the purchase of 3,000 shares of the Company's common stock for each calendar quarter of service as a Director through 1997. Accordingly, 12,000 options vested in 1997 to each of the non-employee directors for their 1997 services.

    In following the above mentioned formula, in March 1998, the Company granted each non-employee director options for the purchase of up to 36,000 shares of the Company's common stock at the then fair market exercise price of $13.75 per share. The options vest quarterly, subject to continued service as a Director, through the year 2000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    The Company entered into an employment agreement with William E. Nixon, the Company's Executive Vice President and Chief Financial Officer, effective as of November 19, 1993, which has an initial one year term and is automatically renewed on an annual basis unless written notice of non-renewal is delivered prior to the scheduled date. Pursuant to the agreement, Mr. Nixon is entitled to receive compensation and fringe benefits for a period of six months if his employment is terminated without cause by the Company, and for a period of nine months if his employment is terminated by the Company within one year of any change of control of the Company.

    The Company entered into an employment agreement with R. Gary Dolenga, the President of its subsidiary, SSDC Corp., effective as of June 25, 1997. The employment agreement has a two-year term and is subject to earlier termination as set forth in the agreement. See "Certain Transactions," below.

PERFORMANCE GRAPH

    The graph below compares the cumulative stockholder return on the Company's Common Stock for the five fiscal years ended December 31, 1997 with the cumulative total return on the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) over the same period (assuming the investment of $100 in each of the Company's Common Stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) on December 31, 1992). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                Comparison of Five-Year Cumulative Total Return
       Among the Company's Common Stock, Nasdaq Health Services Index and
                         Nasdaq Total Return Index (US)

                                                    1992       1993       1994       1995       1996       1997
                                                  ---------  ---------  ---------  ---------  ---------  ---------
CORE, INC. Common Stock                           $  100.00  $   93.18  $   63.64  $  154.55  $  159.09  $  213.64
Nasdaq Health Services Index                         100.00     115.38     123.79     157.24     157.32     160.35
Nasdaq Total Return Index (US)                       100.00     114.80     112.21     158.70     195.19     239.53

PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of March 31, 1998, regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company identified in the Summary Compensation Table set forth herein; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of the persons listed below is in care of CORE, INC., 18881 Von Karman Avenue, Irvine, California 92612.

                                                                                     NUMBER OF SHARES
                                                                                       BENEFICIALLY       PERCENT
NAME                                                                                     OWNED(1)          OWNED
---------------------------------------------------------------------------------  --------------------  ---------

Warburg, Pincus Counsellors, Inc.
   466 Lexington Avenue
   New York, New York 10017......................................................              754,200(2)     10.30%

John Pappajohn...................................................................              507,969(3)      6.74%

Craig C. Horton..................................................................              483,264(4)      6.43%

George C. Carpenter..............................................................              451,595(5)      6.01%

Richard H. Egdahl, M.D...........................................................              185,426(6)      2.51%

R. Gary Dolenga..................................................................              167,000(7)      2.23%

Stephen C. Caulfield.............................................................              137,276(8)      1.85%

William E. Nixon.................................................................              101,941(9)      1.37%

Fredric L. Sattler...............................................................               77,000(10)      1.04%

Leslie Alexandre.................................................................               74,575(11)      1.01%

Nancy S. Moore...................................................................               59,100(12)     *

All directors and executive officers as a group (12 individuals).................            2,344,536(13)     27.10%

------------------------

*   Less than one percent.

(1)  Except as otherwise indicated, represents sole voting and investment power.

(2) Based on Schedule 13G, dated January 9, 1997. Includes 31,400 shares with shared voting power.

(3) Includes 70,200 shares owned by Mr. Pappajohn's wife, 40,200 shares owned by an entity owned by Mr. Pappajohn's wife (Mr. Pappajohn disclaims beneficial ownership of such 110,400 shares); also 214,575 shares issuable to Mr. Pappajohn pursuant to options (33,000 of which remain subject to future vesting).

(4) Includes 1,000 shares held by Mr. Horton as custodian for Mr. Horton's son and 195,000 shares issuable to Mr. Horton pursuant to options (98,000 of which remain subject to future vesting).

(5) Includes 256,595 shares held jointly by Mr. Carpenter and his wife and 195,000 shares issuable to Mr. Carpenter pursuant to options (98,000 of which remain subject to future vesting).

(6) Includes 78,275 shares issuable to Dr. Egdahl pursuant to options (33,000 of which remain subject to future vesting).

(7) Includes 7,000 shares held in trust for which Mr. Dolenga is a Trustee and his family members are beneficiaries and 160,000 shares issuable to Mr. Dolenga pursuant to options (all of which remain subject to future vesting).

(8) Includes 15,000 shares owned by Mr. Caulfield's wife and 87,875 shares issuable to Mr. Caulfield pursuant to options (33,000 of which remain subject to future vesting).

(9) Includes 1,191 shares held jointly by Mr. Nixon and his wife and 100,750 shares issuable to Mr. Nixon pursuant to options (43,250 of which remain subject to future vesting).

(10) Includes 75,000 shares issuable to Mr. Sattler pursuant to options (45,000 of which remain subject to future vesting).

(11) Includes 74,575 shares issuable to Dr. Alexandre pursuant to options (33,000 of which remain subject to future vesting).

(12) Includes 58,500 shares issuable to Ms. Moore pursuant to options (34,200 of which remain subject to future vesting).

(13) Includes 1,333,050 shares issuable pursuant to options (660,650 of which remain subject to future vesting).

CERTAIN TRANSACTIONS

    On June 25, 1997, SSDC Corp., a wholly-owned subsidiary of CORE, acquired certain assets of Social Security Disability Consultants Limited Partnership ("SSDC") and Disability Services, Inc. ("DSI"), based in Novi, Michigan, pursuant to an asset purchase agreement dated June 14, 1997 (the "Purchase Agreement"). R. Gary Dolenga and his wife, Phylis M. Dolenga, were the founders and owners of SSDC and DSI. Pursuant to the Purchase Agreement, certain of the assets of SSDC/DSI were acquired in exchange for the payment of an initial purchase price of $5 million, additional purchase price of $1.5 million, payable quarterly through June 24, 1998, and up to an additional $920,000 in future, performance-related payments. Prior to the consummation of this transaction, there was no material relationship between SSDC, DSI, or their stockholders and officers, R. Gary Dolenga and Phylis M. Dolenga, and CORE or any of CORE's affiliates, its directors or officers, or any associate of any such director or officer.

    In connection with CORE's acquisition of SSDC, CORE also entered into an Employment Agreement dated June 25, 1997 pursuant to which Mr. Dolenga would serve as President of SSDC Corp. through June 25, 1999 (unless earlier terminated) with a base annual salary of $150,000, and an Option Agreement dated June 14, 1997 with R. Gary Dolenga for the purchase of up to 160,000 shares of CORE common stock. These options vest annually over a two-year period on the anniversary of the grant date. These options have a five-year term and an exercise price of $8.625 per share (the fair market value of the Company's common stock as quoted on the Nasdaq National Market on the date of grant).

    In 1996, at the request of the Company, Mr. Nixon, Executive Vice President, Chief Financial Officer and Treasurer relocated his principal residence to California. In connection with this requested relocation, the Company loaned Mr. Nixon approximately $80,000 for the purpose of enabling him to relocate and purchase a home. As of March 31, 1998, the loan balance is approximately $77,000. The loan bears interest at the lowest rate required to avoid the imputation of interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of Forms 3, 4, and 5 (and amendments thereto) furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 (the "Exchange Act") during and with respect to its most recent fiscal year, as well as written representations furnished to the Company by reporting persons with respect to the necessity of filing Form 5s, the Company notes that in 1998 two executive officers filed untimely reports on Forms 3 and
4. Michael Darkoch filed a Form 3 untimely (related to his election as an Officer) and a Form 4 untimely (related to his acquisition of stock). Ophelia Galindo filed a Form 4 untimely (related to the issuance of stock options to her by the Company).

          2. APPROVAL OF ADOPTION OF CORE, INC. 1997 STOCK OPTION PLAN

    The Board of Directors has adopted the CORE, INC. 1997 Stock Option Plan (the "1997 Plan"), which provides for the granting of options to purchase up to an aggregate of 600,000 shares of Common Stock to employees of, and consultants to, the Company. The terms and conditions of the 1997 Plan are substantially similar to the Company's 1991 Stock Option Plan which provided for the granting of options to purchase up to 1,200,000 shares of Common Stock. As of June 1, 1998, 1,195,463 shares of Common

Stock have been issued or are subject to options under the 1991 Stock Option Plan. The Company is seeking stockholder approval of the 1997 Plan.

    The purpose of the 1997 Plan is to promote the interests of the Company and its stockholders by encouraging and enabling eligible employees of the Company (including the Company's subsidiaries) and other persons affiliated with the Company to acquire stock in the Company. The Company believes that the granting of stock options, including both "Incentive Stock Options" and "non-ISOs" will stimulate the efforts of such persons, strengthen their desire to remain with the Company, provide them with a more direct interest in its welfare and assure a closer identification between them and the Company. In order to provide for the granting of stock options over a longer period of time, the Company has adopted this 1997 Stock Option Plan in furtherance of its objectives with respect to its employees and other persons affiliated with the Company.

    The affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy at the meeting (provided a quorum is present) is required for the approval of the1997 Plan. In the event the 1997 Plan is not approved by the Company's stockholders: (i) options for 125,000 shares of the Company's Common Stock granted to the executive officers in September 1997 would be terminated, (ii) options for 144,000 shares of Common Stock granted to the four non-employee directors in March 1998 would be terminated, and (iii) options for approximately 32,220 shares of the Company's Common Stock granted to certain employees and consultants beginning in October 1997 would lose their incentive stock option status and be deemed granted to such persons outside of the 1997 Plan. In the event of the termination of such options and loss of incentive stock option status, the Company reserves the right to compensate those individuals for the termination of previously granted options or the loss of incentive stock option status of such options.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 PLAN.

SUMMARY DESCRIPTION OF THE 1997 PLAN

    GENERAL. The options granted under the 1997 Plan may be either (i) "Incentive Stock Options" as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or (ii) non-qualified stock options, which are not Incentive Stock Options. Only employees of the Company may be granted Incentive Stock Options. Non-employee directors, employees, consultants and any other person may be granted non-qualified stock options. Consistent with
Section 422 of the Code, the 1997 Plan provides that the exercise price of Incentive Stock Options shall equal or exceed the fair market value of the stock on the date of grant. Incentive Stock Options granted pursuant to the 1997 Plan are not transferable, other than by will or by the laws of descent and distribution, and may only be exercised while the optionee is an employee of the Company or during the three-month period following termination of employment; provided, however, that if the termination is due to total and permanent disability, the Incentive Stock Options may be exercised for a period of twelve months after the termination. The 1997 Plan does not require that non-qualified stock options be subject to the limitations on price and transferability which are required of Incentive Stock Options. To date, however, all non-qualified options issued pursuant to the 1997 Plan have had exercise prices equal to the fair market value of the Common Stock on the date of grant and have included the limitations on transferability required of Incentive Stock Options. The Company expects to continue its practice of establishing the exercise price of stock options at the fair market value of the underlying stock on the date of grant. The 1997 Plan is scheduled to terminate in 2007.

    ADMINISTRATION. The 1997 Plan is administered by the Board of Directors of the Company (or a committee thereof) which, subject to the limitations on Incentive Stock Options discussed above, has authority to determine the optionees, the number of shares covered by an option, the option exercise price, the term of the option, the vesting schedule and other terms and conditions. The Board of Directors has delegated administration of the Plan, including the grant of options thereunder, to the Compensation Committee of the Board. The Board of Directors appoints the members of the Compensation Committee, fills vacancies on the Compensation Committee and has the power to replace members of the Compensation Committee with other eligible persons at any time. The current members of the Compensation Committee are Leslie Alexandre, Stephen C. Caulfield and Richard H. Egdahl.

    SHARES SUBJECT TO THE 1997 PLAN. The 1997 Plan provides for the grant of options covering up to 600,000 shares of Common Stock. If an option expires, terminates or is forfeited for any reason during the term of the 1997 Plan without having been exercised in full, the shares subject to the unexercised portion of such option will be available for grant pursuant to the 1997 Plan.

    FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of an optionee's participation in the 1997 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to stock options.

    The tax consequences of a stock option under the 1997 Plan depend on whether the stock option is an Incentive Stock Option ("ISO") or a non-qualified stock option ("non-ISO"). An optionee will not recognize income at the time of a grant or exercise of an ISO and the Company may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who sells stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize capital gain on the sale of the stock and ordinary income equal to the difference between the ISO's exercise price and the fair market value of the stock. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

    A different set of rules govern non-ISOs. There are no federal income tax consequences to the optionee or the Company upon the grant of non-ISOs with exercise prices at least equal to fair market value on the date of grant. Upon exercise of a non-ISO, the optionee will recognize ordinary income in the amount by which the fair market value of the stock option exceeds the exercise price of the stock option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of non-ISOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income.

1997 PLAN BENEFITS

    It is not possible to identify the future optionees who will receive stock options under the 1997 Plan. The following table provides information with respect to outstanding options as of June 1, 1998 under the 1997 Plan. Also, see "Principal Stockholders," above, for stock and options held by executive officers and directors.

                                                                                                NUMBER OF OPTIONS
                                                                                                  UNDER THE 1997
NAME AND PRINCIPAL POSITION                                                                            PLAN
----------------------------------------------------------------------------------------------  ------------------
George C. Carpenter...........................................................................         50,000*
  Chairman of the Board of Directors and Chief Executive Officer
Craig C. Horton...............................................................................         50,000*
  Director, President and Chief Operating Officer
William E. Nixon..............................................................................         25,000*
  Executive Vice President, Chief Financial Officer and Treasurer
Leslie Alexandre, Dr. P.H.....................................................................         36,000*
  Director
Stephen C. Caulfield..........................................................................         36,000*
  Director
Richard H. Egdahl, M.D., Ph.D.................................................................         36,000*
  Director
John Pappajohn................................................................................         36,000*
  Director
Executive Officers as a Group.................................................................        269,000*
Directors as a Group..........................................................................        144,000*
  (excluding Executive Officers)
Employees as a Group..........................................................................         32,220*
  (excluding Executive Officers)

------------------------

*   Subject to vesting over a 3 to 5 year period from the date of grant.

                                 ANNUAL REPORT

    A copy of the Company's 1997 Annual Report accompanies this Proxy Statement, but does not constitute part of the proxy solicitation materials.

    ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS THEREIN AND THE RELATED FINANCIAL STATEMENT SCHEDULES, BY WRITTEN REQUEST ADDRESSED TO WILLIAM E. NIXON, TREASURER, CORE, INC., 18881 VON KARMAN AVENUE, SUITE 1750, IRVINE, CALIFORNIA 92612. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS OR HER NAME MUST CONFIRM THAT HE OR SHE WAS A BENEFICIAL OWNER OF SUCH STOCK ON JUNE 11, 1998.

                 RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANTS

    The accounting firm of Ernst & Young LLP served as the Company's independent auditors for 1997. A representative of Ernst & Young LLP is expected to be present at the stockholders' meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders. The Board of Directors of the Company has requested that the Audit Committee recommend an accounting firm to serve as the Company's independent auditors for 1998.

    During the Company's three most recent fiscal years, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to the satisfaction of Ernst & Young LLP would have caused the firm to make a reference to the subject matter of the disagreement in connection with its report.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company at CORE, INC., 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612 on or before December 31, 1998.

                                 OTHER BUSINESS

    It is not anticipated that any business except that described in this Proxy Statement will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment on such business.

PROXY                                                                     PROXY



                                  CORE, INC.

            SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
                                JULY 30, 1998

The undersigned hereby appoints George C. Carpenter IV and Craig C. Horton, or any one or more of them, as proxy or proxies of the undersigned, with full power of substitution, to vote at the Special Meeting in lieu of the Annual Meeting of Stockholders of CORE, INC., to be held on Thursday, July 30, 1998, at 10:00 a.m., local time, at the Hyatt Regency, 17900 Jamboree Boulevard, Irvine, California, and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present at said meeting.
The following purposes, for which this proxy may be exercised, are set forth in the Notice of Special Meeting in lieu of the Annual Meeting of Stockholders, and are more fully described in the Proxy Statement.

The undersigned hereby ratifies and confirms all that said proxy or proxies may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have or may exercise all of the powers of proxies hereunder or if only one be present and acting, then that one shall have and may exercise all of said powers. Receipt of the Notice of the Special Meeting in lieu of the Annual Meeting and Proxy Statement is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED HEREIN AND "FOR" THE APPROVAL OF THE ADOPTION OF THE 1997 STOCK OPTION PLAN.

-------------------------------------------------------------------------------
                                 IMPORTANT:
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
       ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF THIS COMPANY.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?
________________________________               _____________________________
________________________________               _____________________________
________________________________               _____________________________

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


----------------------------------
        CORE, INC.
----------------------------------



RECORD DATE SHARES:










                                                   -------------------
   Please be sure to sign and date this Proxy.     Date
----------------------------------------------------------------------


---Stockholder sign here------------------------Co-owner sign here----


   DETACH CARD                                  DETACH CARD


1. The proposal to elect the following nominees as           WITH-      FOR ALL
Class I Directors:                                  FOR      HOLD       EXCEPT
                    Leslie Alexandre                / /      / /        / /
                    Stephen C. Caulfield

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.


2. The proposal to approve the adoption of the
1997 Stock Option Plan.                             FOR      AGAINST   ABSTAIN
                                                    / /      / /       / /

3. In their discretion, the proxies are authorized
to vote upon any other business that may properly
come before the meeting.                            / /      / /       / /


Mark box at right if an address change or comment has been noted on    / /
the reverse side of this card.




                                  CORE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in lieu of the Annual Meeting of Stockholders, July 30, 1998.

Thank you in advance for your prompt consideration of these matters.



Sincerely,

CORE, INC.